UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

BRUNSWICK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-01043	36-0848180
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

26125 N. Riverwoods Blvd. Suite 500 Mettawa, Illinois		60045-4811
(Address of principal executive offices)		(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.625% Senior Notes due 2049	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-213509

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

A description of the 6.625% Senior Notes due 2049 of Brunswick Corporation (the “Registrant”) is set forth under the caption “Description of Debt Securities” in the prospectus, dated September 6, 2016 (the “Base Prospectus”), as supplemented by the information set forth under the caption “Description of the Notes” in the prospectus supplement, dated November 26, 2018 (together with the Base Prospectus, the “Prospectus”), filed with the Securities and Exchange Commission (the “SEC”) on November 28, 2018 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which Prospectus constitutes a part of the Registrant’s Registration Statement on Form S-3 (Registration No. 333-213509), filed with the SEC with an effective date of September 6, 2016. Such description is incorporated herein by reference.

Item 2. Exhibits.

The following exhibits are filed as part of this registration statement:

No.	Exhibit
4.1
Base Indenture, dated as of October 3, 2018, between the Registrant and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on October 3, 2018).

4.2
Second Supplemental Indenture, dated as of December 3, 2018, between the Registrant and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on December 3, 2018).

4.3	Form of Global Note for the 6.625% Senior Notes due 2049.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Brunswick Corporation

Date: December 3, 2018	By:	/s/ Christopher F. Dekker
	Name:	Christopher F. Dekker
	Title:	Vice President, General Counsel and Secretary

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